Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC Commercial Trust Announces Third Quarter and Year-to-Date Results
PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	November 7, 2007
PMC Commercial Trust (AMEX: PCC) announced third quarter and year-to-date results today.
Our third quarter 2007 income from continuing operations was $3,542,000 ($0.33 per share) which is our 56th consecutive quarterly profit since commencing operation in December 1993. However, these earnings represented a 9.7% reduction from our third quarter 2006 income from continuing operations of $3,921,000 ($0.36 per share). Our 2007 year-to-date income from continuing operations decreased to $9,927,000 ($0.93 per share) from $10,596,000 ($0.99 per share) during the nine months ended September 30, 2006, representing a 6.3% decrease.
The principal reasons for the decrease in income from continuing operations were reductions in other income of $664,000 and $1,146,000 during the three and nine months ended September 30, 2007, respectively, due primarily to decreases in prepayment fee income and premium income. In addition, during the nine months ended September 30, 2007 we had a reduction in income from retained interests in transferred assets of $665,000 due to a decrease in our outstanding retained interests in transferred assets resulting from prepayments. During the three and nine months ended September 30, 2006, we also had a $563,000 gain on early extinguishment of debt resulting from the repayment of $7,310,000 of SBA debentures owned by our small business investment companies which were repaid, without penalty, on September 1, 2006.
These decreases were partially offset by the following. Interest income increased by $178,000 and $821,000 during the three and nine months ended September 30, 2007, respectively, due primarily to increases in variable interest rates and our weighted average loans outstanding. However, our outstanding loan portfolio declined to approximately $164.5 million at September 30, 2007 from $169.7 million at December 31, 2006. The 3% decrease in portfolio will cause future reductions in interest income until our investment portfolio increases. Beginning October 1, 2007, interest rates also were reduced on our variable-rate portfolio as a result of the 50 basis point reduction in the prime rate and recent reductions in LIBOR. In addition, our non-cash losses decreased by $137,000 and $785,000 during the three and nine months ended September 30, 2007, respectively. Our non-cash losses include provisions for loss on rent and related receivables, permanent impairments on retained interests in transferred assets and loan losses. We also had an increase in income from retained interests in transferred assets of $292,000 during the three months ended September 30, 2007 due primarily to increased unanticipated prepayment fees of our sold loans.
Our net income decreased to $10,487,000 ($0.98 per share) during the nine months ended September 30, 2007 from $12,667,000 ($1.18 per share) during the nine months ended September 30, 2006. In addition to the changes in income from continuing operations described above, net income decreased due to net gains on sales of real estate included in discontinued operations of $2,024,000 during the nine months ended September 30, 2006 compared to $1,292,000 during the nine months ended September 30, 2007.
Dr. Andrew S. Rosemore, Chairman of the Board, stated, “We are pleased to report that the quality of our portfolio remains strong with minimal delinquencies and problem loans. The volume of loans funded remains at low levels with approximately $36 million originated during both the first nine months of this year as well as the same period last year. As the quality of our portfolio of loans attracts other lenders, prepayments of our retained and serviced portfolio continue at high levels which hampers our growth.
We are currently working to improve our marketing initiatives, especially with respect to SBA 7(a) loans. Recent additions to our marketing staff will hopefully contribute to increased fundings in 2008.”

PMC COMMERCIAL TRUST — Page 2	Earnings Press Release	November 7, 2007

The following tables contain comparative selected financial data as of September 30, 2007 and December 31, 2006 and for the three and nine months ended September 30, 2007 and 2006:
FINANCIAL POSITION INFORMATION
 (In thousands)

	September 30,	December 31,
	2007	2006	Decrease %
Loans receivable, net	$164,064	$169,181	(3%)
Retained interests in transferred assets	$50,611	$55,724	(9%)
Real estate investments	$—	$4,414	(100%)
Total assets	$233,784	$240,404	(3%)
Debt	$63,420	$68,509	(7%)
Total beneficiaries’ equity	$157,487	$157,291	—
Shares outstanding	10,765	10,754	—

PMC COMMERCIAL TRUST — Page 3	Earnings Press Release	November 7, 2007

RESULTS OF OPERATIONS
 (Dollars in thousands, except per share information)

	Nine Months Ended September 30,			Three Months Ended September 30,
	2007	2006	Inc (Dec) %	2007	2006	Inc (Dec) %
Income:
Interest income	$12,409	$11,588	7%	$4,155	$3,977	4%
Income from retained interests in transferred assets	6,654	7,319	(9%)	2,676	2,384	12%
Hotel property revenues	—	450	(100%)	—	175	(100%)
Other income	2,041	3,187	(36%)	660	1,324	(50%)

Total income	21,104	22,544	(6%)	7,491	7,860	(5%)

Expenses:
Interest	4,091	4,032	1%	1,346	1,248	8%
Salaries and related benefits	3,574	3,437	4%	1,193	1,164	2%
General and administrative	1,879	2,023	(7%)	583	766	(24%)
Hotel property expenses	—	433	(100%)	—	179	(100%)
Impairments and provisions	1,105	1,890	(42%)	691	828	(17%)

Total expenses	10,649	11,815	(10%)	3,813	4,185	(9%)

Gain on early extinguishment of debt	—	563	(100%)	—	563	(100%)

Income before income tax provision, minority interest and discontinued operations	10,455	11,292	(7%)	3,678	4,238	(13%)

Income tax provision	(461)	(629)	(27%)	(114)	(295)	(61%)
Minority interest (preferred stock dividend of subsidiary)	(67)	(67)	—	(22)	(22)	—

Income from continuing operations	9,927	10,596	(6%)	3,542	3,921	(10%)

Discontinued operations	560	2,071	(73%)	(45)	55	(182%)

Net income	$10,487	$12,667	(17%)	$3,497	$3,976	(12%)

Basic weighted average shares outstanding	10,758	10,747		10,765	10,751

Basic and diluted earnings per share:
Income from continuing operations	$0.93	$0.99		$0.33	$0.36
Discontinued operations	0.05	0.19		—	0.01

Net income	$0.98	$1.18		$0.33	$0.37

PMC COMMERCIAL TRUST — Page 4	Earnings Press Release	November 7, 2007

REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In thousands)
Net income	$10,487	$12,667	$3,497	$3,976
Book/tax difference on depreciation	(49)	(243)	(24)	(12)
Book/tax difference on property sales	680	561	(13)	(4)
Book/tax difference on retained interests in
transferred assets, net	1,243	1,499	675	550
Impairment losses	233	43	—	—
Book/tax difference on rent and related receivables	(1,152)	925	—	500
Book/tax difference on amortization and accretion	(192)	(586)	(46)	(497)
Asset valuation	(295)	(891)	6	(5)
Other book/tax differences, net	101	(217)	(73)	(55)

Subtotal	11,056	13,758	4,022	4,453

Less: taxable REIT subsidiaries net income, net of tax	(796)	(1,236)	(231)	(615)

REIT taxable income	$10,260	$12,522	$3,791	$3,838

Common distributions declared	$9,685	$9,674	$3,229	$3,225

Weighted average common shares outstanding	10,758	10,747	10,765	10,751

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.